Exhibit 4.2

TEEKAY OFFSHORE PARTNERS L.P.

(as Issuer)

and

Computershare Inc. and Computershare Trust Company, N.A.

(as Warrant Agent)

Warrant Agreement

Dated as of June 29, 2016

Warrants Exercisable for

Common Units or Cash

EXHIBITS

Exhibit A	Form of Series A Warrant

Exhibit B	Form of Series B Warrant

Exhibit C	Restricted Legend

Exhibit D	Rule 144A Certificate

Exhibit E	Accredited Investor Certificate

ii

WARRANT AGREEMENT, dated as of June 29, 2016, between TEEKAY OFFSHORE PARTNERS L.P., a Marshall Islands limited partnership (as further defined below, the “Partnership”), and Computershare Inc., a Delaware corporation (“Computershare”) and its subsidiary Computershare Trust Company, N.A., a federally chartered trust company (collectively, the “Warrant Agent”).

WHEREAS, the Partnership proposes to issue warrants (the “Warrants”), that upon exercise may be net unit settled for common units representing limited partnership interests in the Partnership (the “Common Units”) (the Common Units issuable on exercise of the Warrants being referred to herein as the “Warrant Units”) or may be net cash settled for cash, to certain third party purchasers; and

WHEREAS, the Partnership desires the Warrant Agent to act on behalf of the Partnership, and the Warrant Agent is willing so to act in connection with the issuance of the Warrants and other matters as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

ARTICLE 1.

DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, the following terms shall have the following respective meanings.

“act” has the meaning set forth in Section 8.01.

“Accredited Investor Certificate” means a certificate substantially in the form of Exhibit E hereto.

“Affiliate” shall have the meaning ascribed to it, on the date hereof, in Rule 405 under the Securities Act.

“Agent” means any Registrar or Countersignature Agent as the context so requires.

“Agreement” means this Warrant Agreement, as amended or supplemented from time to time.

“Average VWAP” per unit over a certain period shall mean the arithmetic average of the VWAP per unit for in such period.

“Board of Directors” shall mean the Board of Directors of the General Partner or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

“Business Combination” means a merger, consolidation, statutory exchange or similar transaction that requires the approval of the Partnership’s unitholders.

“Business Day” shall mean Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York or New Jersey shall not be regarded as a Business Day.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, respectively; and

(4)

any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Closing Sale Price” of the Common Units shall mean, as of any date, the closing sale price per unit (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which the Common Units are traded or, if the Common Units are not listed on a United States national or regional securities exchange, in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. In the absence of such a quotation, the Closing Sale Price shall be an amount determined by the Board of Directors to be the fair market value of a Common Unit.

“Commission” means the United States Securities and Exchange Commission.

“Common Units” has the meaning specified therefor in Article I of the Partnership Agreement.

“Corporate Trust Office” means the office of the Warrant Agent designated for the purposes contemplated hereunder, which at the Issue Date is located at Computershare Trust Company, N.A., 250 Royall Street, Canton MA 02021.

“Countersignature Agent” refers to a Person engaged to countersign the Warrants in the stead of the Warrant Agent.

“Ex-Date” means, when used with respect to any issuance of or distribution in respect of the Common Units or any other securities, the first date on which the Common Units or such other securities trade without the right to receive such issuance or distribution.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exercise Notice” has the meaning assigned to such term in Section 4.01(b).

“Exercise Price” means the applicable exercise prices for the Series A Warrants and Series B Warrants as set forth on Exhibit A and Exhibit B, respectively, subject to adjustment pursuant to Section 6.01.

“Exercise Units” has the meaning assigned to such term in Section 4.01(c).

“Expiration Time” has the meaning assigned to such term in Section 4.01(a).

“Funds” has the meaning assigned to such term in Section 8.13.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board Accounting Standards Codification or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

“General Partner” means Teekay Offshore GP L.L.C., a Marshall Islands limited liability company, and its successors and permitted assigns that are admitted to the Partnership as general partner of the Partnership, in its capacity as general partner of the Partnership (except as the context otherwise requires).

“Holder” or “Warrantholder” means the registered holder of any Warrant.

“Issue Date” means the date of this Agreement.

“Market Value” means the Average VWAP during a 10 consecutive Trading Day period ending on the Trading Day immediately prior to the date of determination.

“National Securities Exchange” shall mean an exchange registered with the Commission under Section 6(a) of the Exchange Act.

“Net Cash Settlement” has the meaning assigned to such term in Section 4.01(b).

“Net Cash Settlement Election” has the meaning assigned to such term in Section 4.01(b).

“Net Unit Settlement” has the meaning assigned to such term in Section 4.01(b).

“Net Unit Settlement Election” has the meaning assigned to such term in Section 4.01(b).

“Officer” shall mean the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or any Assistant Secretary of the General Partner.

“Officers’ Certificate” means a certificate signed by two Officers of the General Partner, on behalf of the Partnership, and delivered to the Warrant Agent, that meets the requirements set forth herein.

“Opinion of Counsel” means a written opinion of counsel who shall be reasonably acceptable to the Warrant Agent that meets the requirements set forth herein.

“Partnership” shall mean Teekay Offshore Partners L.P., a Marshall Islands limited partnership, and any successors thereto.

“Partnership Agreement” shall mean the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, as amended or modified.

“Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Units” shall mean the Series D Preferred Units representing limited partnership interests of the Partnership, as described in the Partnership Agreement and issued pursuant to the Purchase Agreement and the Partnership Agreement.

“Pro Rata Repurchases” means any purchase of Common Units by the Partnership or any Affiliate thereof pursuant to (i) any tender offer or exchange offer directed to all of the holders of Common Units subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (ii) any other tender offer available to substantially all holders of Common Units, in the case of both (i) and (ii), whether for cash, shares of Capital Stock of the Partnership, other securities of the Partnership, evidences of indebtedness of the Partnership or any other Person or any other property (including shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while the Warrants are outstanding. The “Effective Date” of a Pro Rata Repurchase shall mean the date of purchase with respect to any Pro Rata Purchase.

“Purchase Agreement” shall mean the Series D Preferred Unit and Warrant Purchase Agreement, dated June 22, 2016, entered into by and among the Partnership and the Purchasers party thereto, as amended by that certain Agreement, dated June 28, 2016, by and between Teekay Corporation and the Partnership.

“Purchaser” shall mean a purchaser party to the Purchase Agreement as set forth on Schedule A thereto.

“Register” means the register established by the Warrant Agent pursuant to Section 3.08.

“Registrar” means a Person engaged to maintain the Register.

“Restricted Legend” means the legend set forth in Exhibit C.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means a certificate substantially in the form of Exhibit D hereto.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Specified Distribution” means:

(1)

a quarterly distribution of cash, evidences of indebtedness, shares of Capital Stock (other than Common Units) or other assets (including securities and any other property), in each case, to the extent permitted under the Partnership Agreement; provided, however, that this clause (1) shall not include any distributions to the extent that any such distribution is paid at a rate that exceeds 130% of the quarterly distribution rate for the immediately preceding fiscal quarter of the Partnership, on a per unit basis, measured based on the fair market value of the distributed property, in which case the amount of such distribution in excess of 130% of such quarterly distribution rate shall be deemed to not be a Specified Distribution under this clause (1), unless the General Partner notifies the Holders in writing that it in good faith believes that it will maintain at least such quarterly distribution rate for the next four consecutive quarters; provided, further, that in the event the Partnership does not maintain at least such quarterly distribution rate for the next four consecutive quarters, any such distribution in excess of 130% of such quarterly distribution rate shall retroactively be deemed, with respect to Section 6.01(a)(iv), to have not been a Specified Distribution and the adjustment formula set forth in Section 6.01(a)(iv) shall be applied retroactively;

(2)	any dividend or distribution referred to in Section 6.01(a)(i);

(3)	any rights or warrants referred to in Section 6.01(a)(ii);

(4)

any dividend of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described in Section 6.01(a)(iv); and

(5)	any distribution in connection with the liquidation, dissolution or winding up of the Partnership, whether voluntary or involuntary.

“Trading Day” shall mean a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Units are not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Units are then listed or, if the Common Units are not listed on a national or regional securities exchange, on the principal other market on which the Common Units are then traded. If the Common Units are not so listed or traded, “Trading Day” shall mean a Business Day.

“Transfer Agent” has the meaning assigned to such term in Section 5.04(b).

“Trigger Event” has the meaning assigned to such term in Section 6.01(a)(ix).

“VWAP” per Common Unit on any Trading Day means the per unit volume-weighted average price as displayed on Bloomberg page “TOO US Equity AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, “VWAP” means the market value Common Unit on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Partnership for this purpose.

“Warrant Agent” means the party named as such in the first paragraph of this Agreement or any successor warrant agent under this Agreement pursuant to Article 7.

“Warrant Exercise” has the meaning assigned to such term in Section 4.01(b).

“Warrant Units” has the meaning assigned to such term in the Recitals.

“Warrants” has the meaning assigned to such term in the Recitals and includes Warrants issued on the Issue Date.

Section 1.02 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and words in the plural include the singular;

(e) “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(f) when the words “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation”;

(g) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Agreement unless otherwise indicated; and

(h) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations).

ARTICLE 2.

APPOINTMENT OF WARRANT AGENT

Section 2.01 Appointment Of Warrant Agent. The Partnership hereby appoints the Warrant Agent to act as agent for the Partnership with respect to the Warrants in accordance with the express terms and conditions set forth hereinafter in this Agreement (and no implied terms or conditions) and the Warrant Agent hereby accepts such appointment and shall perform the same in accordance with the express terms and conditions set forth in this Agreement.

ARTICLE 3.

THE WARRANTS

Section 3.01 Form And Dating; Legends. (a) The Warrants will be categorized as Series A Warrants and Series B Warrants, respectively, and will be substantially in the respective forms attached as Exhibit A and Exhibit B, respectively. The terms and provisions contained in the form of the Warrants attached as Exhibit A and Exhibit B constitute, and are hereby expressly made, a part of this Agreement. The Warrants may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Partnership is subject, or usage; provided that they do not affect the rights, duties obligations, responsibilities, liabilities or indemnities of the Warrant Agent. Each Warrant will be dated the date of its countersignature.

(b) Except as otherwise provided in Section 3.01(c) or Section 3.09, each Warrant will bear the Restricted Legend.

(c) (i) If the Partnership determines (upon the advice of counsel and such other certifications and evidence as the Partnership may reasonably require) that a Warrant is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need to satisfy current information or other requirements therein and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Warrant are effected in compliance with the Securities Act, or (ii) after a Warrant is sold pursuant to an effective registration statement under the Securities Act, then, in each case, the Partnership may instruct the Warrant Agent in writing to cancel the Warrant and issue to the Holder thereof (or to its transferee) a new Warrant of like tenor, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Warrant Agent will comply with such written instruction.

(d) By its acceptance of any Warrant bearing the Restricted Legend, each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Warrant set forth in this Agreement and in the Restricted Legend and agrees that it will transfer such Warrant only in accordance with this Agreement and such legend.

Section 3.02 Execution and Countersignature. (a) An Officer shall execute the Warrants for the Partnership by facsimile or manual signature in the name and on behalf of the Partnership. If an Officer whose signature is on a Warrant no longer holds that office at the time the Warrant is countersigned, the Warrant will still be valid.

(b) A Warrant will not be valid until the Warrant Agent countersigns the Warrant, by manual or facsimile signature, and the signature shall be conclusive evidence that the Warrant has been countersigned under this Agreement. At any time and from time to time after the execution and delivery of this Agreement, the Partnership may deliver Warrants executed by the Partnership to the Warrant Agent for countersignature. The Warrant Agent will countersign and deliver Warrants for original issue after receipt by the Warrant Agent of an Officers’ Certificate specifying (i) the number of Warrants to be countersigned and the date on which the Warrants are to be countersigned and (ii) other information the Partnership may determine to include or the Warrant Agent may reasonably request, including the number of Exercise Units relating to a Warrant.

Section 3.03 Warrant Registrar and Countersignature Agent. The Partnership may appoint one or more Registrars, and the Warrant Agent may appoint a Countersignature Agent, in which case each reference in this Agreement to the Warrant Agent in respect of the obligations of the Warrant Agent to be performed by that Agent will be deemed to be references to the Agent. The Partnership may act as Registrar. In each case the Partnership and the Warrant Agent will enter into an appropriate agreement with the Agent implementing the provisions of this Agreement relating to the obligations of the Warrant Agent to be performed by the Agent and the related rights. The Partnership initially appoints the Warrant Agent as Registrar.

Section 3.04 Replacement Warrants. The Warrant Agent shall issue replacement Warrants in a form mutually agreed to by Warrant Agent and the Partnership for those certificates alleged to have been lost, stolen or destroyed, upon receipt by Warrant Agent and the Partnership of (i) evidence reasonably satisfactory to both the Partnership and the Warrant Agent of such loss, theft or destruction of such Warrants, and (ii) indemnity satisfactory to each of them, which indemnity shall include an open penalty surety bond satisfactory to each of them (unless waived by Warrant Agent and the Partnership) and holding it and Partnership harmless, absent written notice to Warrant Agent that such certificates have been acquired by a bona fide purchaser. Warrant Agent may, at its option, issue replacement Warrants for mutilated certificates upon presentation thereof without such indemnity. The Partnership may charge the Holder for the expenses of the Partnership and the Warrant Agent in replacing a Warrant. Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such other reasonable expenses and charges as the Warrant Agent may prescribe and as required by law.

Section 3.05 Outstanding Warrants. (a) Warrants outstanding at any time are all Warrants that have been countersigned by the Warrant Agent except for:

(i) Warrants canceled by the Warrant Agent or Partnership or delivered to the Warrant Agent for cancellation;

(ii) Warrants exercised by the Holder thereof; and

(iii) any Warrant which has been replaced pursuant to Section 3.04 unless and until the Warrant Agent and the Partnership receive proof satisfactory to them that the replaced Warrant is held by a bona fide purchaser, in which case the replacement Warrant issued pursuant to Section 3.04 shall be automatically canceled.

Section 3.06 Cancellation. Notwithstanding any Warrants canceled in accordance with Section 4.01, the Partnership must promptly deliver to the Warrant Agent for cancellation any Warrants previously countersigned and delivered hereunder which the Partnership may have acquired in any manner whatsoever, and may deliver to the Warrant Agent for cancellation any Warrants previously countersigned hereunder which the Partnership has not issued and sold. Any Registrar will forward to the Warrant Agent any Warrants surrendered to it for transfer or exchange. The Warrant Agent will cancel all Warrants surrendered for transfer, exchange or cancellation and dispose of them in accordance with its normal procedures. Certification of the cancellation of all canceled Warrants shall be delivered to the Partnership upon written request. The Partnership may not issue new Warrants to replace Warrants that have been exercised or delivered to the Warrant Agent for cancellation.

Section 3.07 CUSIP Numbers. The Partnership in issuing the Warrants may use “CUSIP” numbers, and if the Partnership uses CUSIP numbers, the Warrant Agent will use such CUSIP numbers in notices as a convenience to Holders, with any such notice stating that no representation is made as to the correctness of such numbers either as printed on the Warrants or as contained in any notice to any Holder. To the extent the Partnership uses CUSIP numbers, the Partnership will promptly notify the Warrant Agent in writing of any change in such CUSIP numbers.

Section 3.08 Registration, Transfer And Exchange. (a) The Partnership shall cause the Registrar to maintain a register (the “Register”) for registering the record ownership of the Warrants by the Holders and transfers and exchanges of the Warrants. Each Warrant will be registered in the name of the Holder thereof or its nominee.

(b) Subject to compliance with Section 3.09, a Holder may transfer a Warrant to another Person or exchange a Warrant for another Warrant by presenting to the Registrar a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by this Agreement. The Registrar will promptly register any transfer or exchange that meets the requirements of this Section and Section 3.09 by noting the same in the Register maintained by the Registrar for such purpose; provided that no transfer or exchange will be effective until it is registered in the Register. Prior to the registration of any transfer, the Partnership, the Warrant Agent and their agents will treat the Person in whose name the Warrant is registered as the owner and Holder thereof for all purposes, and will not be affected by notice to the contrary.

From time to time the Partnership will execute and the Warrant Agent will countersign additional Warrants as necessary in order to permit the registration of a transfer or exchange in accordance with this Section. All Warrants issued upon transfer or exchange shall be the duly authorized, executed and delivered Warrants of the Partnership entitled to the benefits of this Agreement.

No service charge will be imposed in connection with any transfer or exchange of any Warrant, but the Partnership and Warrant Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith. The Warrant Agent shall have no obligation to effect an exchange or register a transfer unless and until it is satisfied that any payments required by the immediately preceding sentence have been made.

A party requesting transfer of Warrants or other securities must provide any evidence of authority that may be required by the Warrant Agent, including but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association at a guarantee level acceptable to the Warrant Agent.

(c) Subject to compliance with Section 3.09(b), if a Warrant is transferred or exchanged for another Warrant, the Warrant Agent will (i) cancel the Warrant being transferred or exchanged, (ii) deliver one or more new Warrants which (in the aggregate) reflect the amount equal to the amount of Warrants being transferred or exchanged to the transferee (in the case of a transfer) or the Holder of the canceled Warrant (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (iii) if such transfer or exchange involves less than the entire amount of the canceled Warrant, deliver to the Holder thereof one or more Warrants which (in the aggregate) reflect the amount of the untransferred or unexchanged portion of the canceled Warrant, registered in the name of the Holder thereof.

Section 3.09 Restrictions On Transfer And Exchange. (a) The transfer or exchange of any Warrant may only be made in accordance with this Section 3.09 and Section 3.08. The Registrar shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence. The Person requesting the transfer or exchange must deliver or cause to be delivered to the Warrant Agent a duly completed Rule 144A Certificate or Accredited Investor Certificate and such other certifications and evidence as the Partnership may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States.

(b) No certification is required in connection with any transfer or exchange of any Warrant (or a beneficial interest therein):

(i) after such Warrant is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need to satisfy current information or other requirements therein; provided that the Partnership and Registrar may require from any Person requesting a transfer or exchange in reliance upon this clause (i) any other reasonable certifications and evidence in order to support such certificate; or

(ii) sold pursuant to an effective registration statement.

Any Warrant delivered in reliance upon this paragraph will not bear the Restricted Legend.

(c) The Registrar will retain copies of all certificates and other documents received in connection with the transfer or exchange of a Warrant, and the Partnership will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Registrar.

(d) In the event that the Holders elect to exercise the Warrants and the Partnership chooses to make a Net Unit Settlement, the sum of (i) the number of Warrant Units into which each Warrant is net settled pursuant to this Agreement and (ii) the number of Common Units into which the Preferred Units are converted in accordance with the Partnership Agreement, shall not exceed the maximum number of Common Units which the Partnership may issue without unitholder approval under applicable law (including, for the avoidance of doubt, the unitholder approval rules of any National Securities Exchange on which the Common Units are listed) or the Partnership Agreement.

ARTICLE 4.

SEPARATION OF WARRANTS; TERMS OF WARRANTS; EXERCISE OF WARRANTS

Section 4.01 Terms Of Warrants; Exercise Of Warrants.

(a) Subject to the terms of this Agreement, a Warrant shall be exercisable, at the election of the Holder thereof, either in full or from time to time in part during the period commencing at the opening of business on December 29, 2016 and until 5:00 p.m., New York City time, on June 29, 2023 (the “Expiration Time”), and shall entitle the Holder thereof to receive from the Partnership either: (i) Warrant Units pursuant to the Partnership’s option to effect a Net Unit Settlement pursuant to Section 4.01(c) or (ii) cash pursuant to the Partnership’s option to effect a Net Cash Settlement pursuant to Section 4.01(d); provided that Holders shall be able to exercise their Warrants only if the exercise of such Warrants is exempt from, or in compliance with, the registration requirements of the Securities Act and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Warrants or other persons to whom it is proposed that any Warrant Units be issued on exercise of the Warrants reside. If all or any of the Warrants are exercised following the declaration of a distribution on Common Units, no decrease to or rescindment of any such declared but unpaid distribution will be made. Each Warrant not exercised prior to the Expiration Time shall become void and all rights thereunder and all rights in respect thereof under this agreement shall cease as of such time.

(b) In order to exercise all or any of the Warrants, the Holder thereof must deliver to the Partnership (i) such Warrants and (ii) the form of election to exercise on the reverse thereof duly filled in and signed (the “Exercise Notice”). Following its receipt of any Exercise Notice, the Partnership will promptly provide written notice to the Warrant Agent whether (A) the Partnership elects (a “Net Unit Settlement Election”) to have the exercise of Warrants set forth in the Exercise Notice (the “Warrant Exercise”) net unit settled pursuant to the procedures set forth in Section 4.01(c) (a “Net Unit Settlement”) or (B) the Partnership elects (a “Net Cash Settlement Election”) to have the Warrant Exercise net cash settled pursuant to the procedures set forth in Section 4.01(d) (a “Net Cash Settlement”); provided, however, that if the Partnership is unable to successfully accomplish full Net Unit Settlement for any reason (including the Partnership not having authorized or reserved sufficient Common Units therefor or pursuant to Section 3.09(d)), then the Partnership shall be required to elect Net Cash Settlement to the extent of such deficit.

(c) If the Partnership makes a Net Unit Settlement Election pursuant to Section 4.01(b) with respect to a Warrant Exercise, then the Warrant Exercise shall be “net unit settled” whereupon the Warrant will be converted into Common Units pursuant to a cashless exercise, after which the Partnership will issue to the Holder the Warrant Units equal to the result obtained by (i) subtracting B from A, (ii) dividing the result by A, and (iii) multiplying the difference by C as set forth in the following equation:

X = ((A - B)/A) × C

where:

X =	the Warrant Units issuable upon exercise pursuant to this paragraph (c).

A =	the Market Value on the day immediately preceding the date on which the Holder delivers the applicable Exercise Notice.

B =	the Exercise Price.

C =	the number of Common Units as to which the Warrants are then being exercised (the “Exercise Units”).

If the foregoing calculation results in a negative number, then no Common Units shall be issued upon exercise pursuant to this paragraph (c).

(d) If the Partnership makes a Net Cash Settlement Election pursuant to Section 4.01(b) with respect to a Warrant Exercise, then the Warrant Exercise will be “net cash settled” whereupon an amount of cash will be paid to the exercising Holder (in lieu of delivery of Warrant Units) calculated as follows:

X = (A - B) × C

where:

X =	amount of cash payable pursuant to a Net Cash Settlement.

A =	the Market Value on the day immediately preceding the date on which the Holder delivers the applicable Election Notice.

B =	the Exercise Price paid by the Holder in cash.

C =	the Exercise Units

If the foregoing calculation results in a negative number, then no cash shall be issued upon exercise pursuant to this paragraph (d).

All calculations and determinations required under this section shall be determined by the Partnership, and the Warrant Agent shall have no duty or obligation to verify or confirm the accuracy or correctness of any such calculations or determinations.

(e) Upon compliance with the provisions set forth above, the Partnership shall deliver or cause to be delivered with all reasonable dispatch: (i) in the case of a Net Unit Settlement, to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of whole Warrant Units issuable upon the exercise of such Warrants or other securities or property to which such Holder is entitled, together with cash in lieu of fractional units as provided in Section 6.02 hereof, or (ii) in the case of a Net Cash Settlement, the applicable payment by the Partnership pursuant to Section 4.01(d), which payment shall be in immediately available funds to the accounts designated in writing by the exercising Holder. Such certificate or certificates or other securities or property shall be deemed to have been issued, and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Units or other securities or property, as of the date of the surrender of such Warrants, notwithstanding that the unit transfer books of the Partnership shall then be closed or the certificates or other securities or property have not been delivered. If applicable, the Partnership shall provide to Computershare an initial funding of one thousand dollars ($1,000) for the purpose of issuing cash in lieu of fractional units. From time to time thereafter, Computershare may request additional funding to cover fractional payments. Computershare shall have no obligation to make fractional payments unless the Partnership shall have provided the necessary funds to pay in full all amounts due and payable with respect thereto.

(f) If less than all the Warrants represented by a Warrant certificate are exercised, such Warrant certificate shall be surrendered and a new Warrant certificate of the same tenor and for the number of Warrants which were not exercised shall be executed by the Partnership and delivered to the Warrant Agent and the Warrant Agent shall countersign the new Warrant certificate, registered in such name or names as may be directed in writing by the Holder (subject to Section 3.09, and shall deliver the new Warrant certificate to the Person or Persons entitled to receive the same.

(g) All Warrant certificates surrendered upon exercise of Warrants shall be canceled by the Partnership. Such canceled Warrant certificates shall then be canceled and disposed of by the Partnership in accordance with its standard procedures. The Partnership shall promptly notify the Warrant Agent in writing of any exercise of Warrants, and to the extent that less than all the Warrants represented by a Warrant certificate are exercised, the Partnership shall notify the Warrant Agent in writing of such exercise of Warrants concurrently with the delivery of the executed Warrant certificate as provided in Section 4.01(f).

(h) The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office upon reasonable notice to the Warrant Agent by the Holders. The Partnership shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

(i) Certificates, if any, representing Warrant Units shall bear a Restricted Legend (with all references to Warrants therein replaced by references to Common Units, and with such changes thereto as the Partnership may deem appropriate) if (i) the Warrants for which they were issued carried a Restricted Legend or (ii) the Warrant Units are issued in a transaction exempt from registration under the Securities Act (other than the exemption provided by Section 3(a)(9) of the Securities Act), in each case until and unless the circumstances set forth in Section 3.01(c) apply to such Warrant Units, and any transfers thereof shall comply with the Restricted Legend.

(j) Notwithstanding anything to the contrary herein, unless otherwise agreed by the Partnership or required by the Partnership Agreement, the Warrant Units shall be in uncertificated, book entry form as permitted by the Partnership Agreement and the Marshall Islands Limited Partnership Act.

(k) If a Holder elects to partially exercise a Warrant, the number of Warrant Units deliverable upon such partial exercise pursuant to a Net Unit Settlement must be not less than 20,000 Warrant Units.

Section 4.02 Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of a Warrant is to be made in connection with a public offering or a sale of the Partnership (pursuant to a merger, sale of assets, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

Section 4.03 Opinion of Counsel. The Partnership shall provide an Opinion of Counsel reasonably acceptable to the Warrant Agent (and a reliance letter permitting the Warrant Agent to rely on such Opinion of Counsel) prior to the issuance of Warrants. The opinion shall state that (i) the offer, issuance and sale of the Warrants in the manner contemplated by the Purchase Agreement and this Agreement and the issuance of the Warrant Units upon exercise in the manner contemplated by this Agreement and the applicable Warrants, as applicable, are registered under the Securities Act or are exempt from the registration requirements of the Securities Act; provided, however, that such counsel shall express no opinion as to any subsequent sale or resale and (ii) the Warrants have been validly issued and that the Common Units issuable upon exercise of the Warrants and payment of the exercise price provided in the Warrants will, upon such issuance, be validly issued, fully paid and non-assessable.

Section 4.04 Change of Control. In the event of a Change of Control (as defined in the Partnership Agreement) in which the Partnership is not the surviving entity, if requested in writing by any Holder, the Partnership shall deliver or cause to be delivered to such Holder, in exchange for its outstanding Warrants, one or more warrants in the surviving entity that has substantially similar rights, preferences and privileges as the Warrants.

Section 4.05 Cost Basis Information.

(a) In the event of a cash exercise, the Partnership hereby instructs the Warrant Agent to record cost basis for newly issued shares as the sum of (i) the exercise price of such Warrant, and (ii) the value allocated to such Warrant, as certified to the Warrant Agent by the Partnership. The Partnership will deliver a certificate to the Warrant Agent certifying the value allocated to the Warrants for purposes of this Section 4.05(a) promptly after such valuation has been determined.

(b) In the event of a cashless exercise, the Partnership shall provide cost basis for shares issued pursuant to a cashless exercise at the time the Partnership confirms the number of Warrant Shares issuable in connection with the cashless exercise to the Warrant Agent.

ARTICLE 5.

COVENANTS OF THE PARTNERSHIP

Section 5.01 Maintenance Of Office Or Agency. The Partnership will maintain in the United States an office or agency where Warrants may be surrendered for registration of transfer or exchange or for presentation for exercise. The Partnership hereby initially designates the Corporate Trust Office of the Warrant Agent as such office of the Partnership. The Partnership will give prompt written notice to the Warrant Agent of the location, and any change in the location, of such office or agency. If at any time the Partnership fails to maintain any such required office or agency or fails to furnish the Warrant Agent with the address thereof, such presentations and surrenders may be made or served to the Warrant Agent.

The Partnership may also from time to time designate one or more other offices or agencies where the Warrants may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Partnership will give prompt written notice to the Warrant Agent of any such designation or rescission and of any change in the location of any such other office or agency.

Section 5.02 Payment Of Taxes. The Partnership will pay all documentary, stamp or similar issue or transfer taxes in respect of the issuance or delivery of Warrant Units upon the exercise of Warrants; provided that the exercising Holder shall be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrants or any Warrant Units in a name other than that of the registered holder of a Warrant surrendered upon exercise. The Warrant Agent shall have no obligation with respect to any such issuances or exchanges unless and until it is satisfied that all such taxes and/or charges have been paid.

Section 5.03 Rule 144A(d)(4) Information. For so long as any of the Warrants or Warrant Units remain outstanding and constitute “restricted securities” under Rule 144, the Partnership will make available upon request to any prospective purchaser of the Warrants or Warrant Units or beneficial owner of Warrants or Warrants Units in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act; provided that such information shall be deemed conclusively to be made available pursuant to this Section 5.03 if the Partnership has filed such information with the Commission via its Electronic Data Gathering, Analysis and Retrieval System and such information is publicly available on such system.

Section 5.04 Reservation Of Warrant Units. (a) The Partnership will at all times reserve and keep available for issuance and delivery, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, such number of its Common Units or other securities of the Partnership as will from time to time be sufficient to permit the exercise in full of all outstanding Warrants pursuant to Net Unit Settlements.

(b) The Partnership will keep a copy of this Agreement on file with the transfer agent for the Common Units (the “Transfer Agent”) and with every subsequent transfer agent for any of the Partnership’s securities issuable upon the exercise of the Warrants. The Partnership will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Sections 4.01 and 6.02 hereof. The Partnership will furnish such Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each Holder pursuant to Section 6.01(d) hereof.

ARTICLE 6.

ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT UNITS ISSUABLE

Section 6.01 Adjustment to Number of Warrant Units. The Exercise Price and the number of Warrant Units issuable upon the exercise of each Warrant pursuant to a Net Unit Settlement are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 6.01.

In the event that, at any time as a result of the provisions of this Section 6.01, the Holders of the Warrants shall become entitled upon subsequent exercise to receive any shares of Capital Stock of the Partnership other than Common Units, the number of such other shares so receivable upon exercise of this Warrant pursuant to a Net Unit Settlement shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

(a) Adjustments for Change in Capital Stock.

(i) If the Partnership pays a dividend (or other distribution) in Common Units to all holders of Common Units, then the Exercise Price in effect immediately following the record date for such dividend (or distribution) shall be divided by the following fraction:

                         OS1

OS0

where:

OS0	=	the number of Common Units outstanding immediately prior to the record date for such dividend or distribution.

OS1	=	the sum of (A) the number of Common Units outstanding immediately prior to the record date for such dividend or distribution and (B) the total number of Common Units constituting such dividend.

In any such event, the number of Warrant Units issuable upon exercise of each Warrant at the time of the record date for such dividend or distribution shall be proportionately adjusted so that the Holder, after such date, shall be entitled to purchase the number of Common Units that such Holder would have owned or been entitled to receive in respect of the Common Units subject to the Warrant after such date had the Warrant been exercised immediately prior to such date.

(ii) If the Partnership issues to all holders of Common Units rights, options or warrants entitling them to subscribe for or purchase Common Units at less than the Market Value determined on the Ex-Date for such issuance, then the Exercise Price in effect immediately following the close of business on the Ex-Date for such issuance shall be divided by the following fraction:

                         OS0 + X

OS0 + Y

where:

OS0	=	the number of Common Units outstanding at the close of business on the record date for such issuance.

X	=	the total number of Common Units issuable pursuant to such rights, options or warrants.

Y	=	the number of Common Units equal to the aggregate price payable to exercise such rights, options or warrants divided by the Market Value determined as of the Ex-Date for such issuance.

In any such event, the number of Warrant Units issuable upon the exercise of each Warrant immediately prior to the date of the agreement on pricing of such rights, options or warrants (the “Initial Number”) shall be increased to the number obtained by multiplying the Initial Number by a fraction (i) the numerator of which shall be the sum of (x) the number of Common Units outstanding on such date and (y) the number of additional Common Units issuable in connection with such rights, options or warrants and (ii) the denominator of which shall be the sum of (1) the number of Common Units outstanding on such date and (2) the number of Common Units that the aggregate consideration receivable by the Partnership for the total number of Common Units so issuable in connection with such rights, options or warrants would purchase at the Market Value on the last trading day preceding the date of the agreement on pricing such rights, options or warrants.

To the extent that such rights, options or warrants are not exercised in full prior to their expiration or Common Units are otherwise not delivered in full pursuant to such rights or warrants upon the exercise of such rights or warrants, the Exercise Price and the number of Warrant Units shall be readjusted to the Exercise Price and the number of Warrant Units that would have then been in effect had the adjustment made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of Common Units actually delivered. If such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the Exercise Price and the number of Warrant Units shall not be adjusted until such triggering events occur. In determining the aggregate offering price payable for such Common Units, the conversion agent shall take into account any consideration received for such rights, options or warrants and the value of such consideration (if other than cash, to be determined by the Board of Directors).

(iii) If the Partnership subdivides, combines or reclassifies the Common Units into a greater or lesser number of Common Units, then the Exercise Price in effect immediately following the effective date of such share subdivision, combination or reclassification shall be divided by the following fraction:

                         OS1

OS0

where:

OS0	=	the number of Common Units outstanding immediately prior to the effective date of such unit subdivision, combination or reclassification.

OS1	=	the number of Common Units outstanding immediately after the opening of business on the effective date of such unit subdivision, combination or reclassification.

In any such event, the number of Warrant Units issuable upon exercise of each Warrant at the time of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder, after such date, shall be entitled to purchase the number of Common Units that such Holder would have owned or been entitled to receive in respect of the Common Units subject to the Warrant after such date had the Warrant been exercised immediately prior to such date.

(iv) If the Partnership distributes to all holders of Common Units evidences of indebtedness, shares of Capital Stock (other than Common Units) or other assets (including cash, securities and any other property, but excluding any Specified Distributions), then the Exercise Price in effect immediately following the close of business on the record date for such distribution shall be divided by the following fraction:

                         SP0

SP0 - FMV

where:

SP0	=	the Closing Sale Price per Common Unit on the Trading Day immediately preceding the Ex-Date.

FMV	=	the fair market value of the portion of the distribution applicable to one Common Unit on the Trading Day immediately preceding the Ex-Date as determined by the Board of Directors.

In any such event, the number of Warrant Units issuable upon the exercise of each Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Warrant Units issuable upon the exercise of the Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.

In a spin-off, where the Partnership makes a distribution to all holders of Common Units consisting of Capital Stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit the Exercise Price shall be adjusted on the fourteenth Trading Day after the effective date of the distribution by dividing the Exercise Price in effect immediately prior to such fourteenth Trading Day by the following fraction:

                         MP0+ MPs

MP0

where:

MP0	=	the average of the Closing Sale Price of the Common Units over each of the first 10 Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution.

MPS	=

the average of the closing sale price of the Capital Stock or equity interests representing the portion of the distribution applicable to one Common Unit over each of the first 10 Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, as reported in the principal securities exchange or quotation system or market on which such shares are traded, or if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the Capital Stock or equity interests representing the portion of the distribution applicable to one Common Unit on such date as determined by the Board of Directors.

In any such event, the number of Warrant Units issuable upon the exercise of each Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Warrant Units issuable upon the exercise of the Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.

In the event that such distribution described in this clause (iv) is not so made, the Exercise Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Exercise Price that would then be in effect if such dividend distribution had not been declared.

(v) In case the Partnership effects a Pro Rata Repurchase of Common Units, then the Exercise Price shall be adjusted to the price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of Common Units outstanding immediately before such Pro Rata Repurchase and (y) the Market Value of a Common Unit on the trading day immediately preceding the first public announcement by the Partnership or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (1) the number of Common Units outstanding immediately prior to such Pro Rata Repurchase minus the number of Common Units so repurchased and (2) the Market Value per Common Unit on the trading day immediately preceding the first public announcement by the Partnership or any of its Affiliates of the intent to effect such Pro Rata Repurchase. In such event, the number of Warrant Units shall be adjusted to the number obtained by dividing (A) the product of (I) the number of Warrant Units issuable upon the exercise of the Warrant before such adjustment, and (II) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (B) the new Exercise Price determined in accordance with the immediately preceding sentence.

(vi) In case of any Business Combination or reclassification of Common Units (other than a reclassification of Common Units referred to in Section 6.01(a)(iii)), the Holder’s right to receive Warrant Units upon exercise of the Warrants shall be converted into the right to exercise the Warrants to acquire the number of shares of stock or other securities or property (including cash) that the Common Units issuable (at the time of such Business Combination or reclassification) upon exercise of each Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Holder’s right to exercise each Warrant in exchange for any shares of stock or other securities or property pursuant to this Section 6.01(a)(vi). In determining the kind and amount of stock, securities or the property receivable upon exercise of each Warrant following the consummation of such Business Combination, if the holders of Common Units have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Holder shall have the right to make a similar election (including being subject to similar proration constraints) upon exercise of each Warrant with respect to the number of shares of stock or other securities or property that the Holder will receive upon exercise of a Warrant.

(vii) Notwithstanding anything herein to the contrary, no adjustment under this Section 6.01 need be made to the Exercise Price unless such adjustment would require a cumulative increase or decrease of at least 2.0% of the Exercise Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to a cumulative increase or decrease of at least 2.0% of such Exercise Price.

(viii) The Partnership reserves the right to make such reductions in the Exercise Price in addition to those required in the foregoing provisions as it considers advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. In the event the Partnership elects to make such a reduction in the Exercise Price, the Partnership shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Exercise Price.

(ix) Notwithstanding any other provisions of this Section 6.01(a), rights or warrants distributed by the Partnership to all holders of Common Units entitling the holders thereof to subscribe for or purchase shares of the Partnership’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (A) are deemed to be transferred with such Common Units; (B) are not exercisable; and (C) are also issued in respect of future issuances of Common Units, shall be deemed not to have been distributed for purposes of this Section 6.01(a) (and no adjustment to the Exercise Price under this Section 6.01(a) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exercise Price shall be made under Section 6.01(a)(ii). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exercise Price under this Section 6.01(a) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Exercise Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per unit redemption or repurchase price received by a holder or holders of Common Units with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Units as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise thereof, the Exercise Price shall be readjusted as if such expired or terminated rights and warrants had not been issued. To the extent that the Partnership has a rights plan or agreement in effect upon exercise of the Warrants, which rights plan provides for rights or warrants of the type described in this clause, then upon exercise of the Warrants pursuant to a Net Unit Settlement, the Holder will receive, in addition to the Common Units to which he is entitled, a corresponding number of rights in accordance with the rights plan, unless a Trigger Event has occurred and the adjustments to the Exercise Price with respect thereto have been made in accordance with the foregoing. In lieu of any such adjustment, the Partnership may amend such applicable unitholder rights plan or agreement to provide that upon exercise of the Warrants pursuant to a Net Unit Settlement, the Holders will receive, in addition to the Common Units issuable upon such exercise, the rights that would have attached to such Common Units if the Trigger Event had not occurred under such applicable unitholder rights plan or agreement.

(b) Notwithstanding anything to the contrary in Section 6.01, no adjustment to the Exercise Price shall be made with respect to any distribution or other transaction if Holders are entitled to participate in such distribution or transaction as if they held a number of Common Units issuable upon exercise of the Warrants pursuant to a Net Unit Settlement immediately prior to such event, without having to exercise their Warrants.

(c) If the Partnership shall take a record of the holders of its Common Units for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to unitholders) abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Exercise Price then in effect shall be required by reason of the taking of such record.

(d) Notice of Adjustment. Whenever the Exercise Price is adjusted, the Partnership shall provide the notices required by Section 6.03 hereof.

(e) Partnership Determination Final. Notwithstanding anything to the contrary herein, whenever the Board of Directors is permitted or required to determine fair market value, such determination shall be made in good faith and, absent manifest error, shall be final and binding on Holders.

(f) When Issuance or Payment May be Deferred. In any case in which this Section 6.01 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Partnership may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the Warrant Units and other Capital Stock of the Partnership, if any, issuable upon such exercise and pursuant to a Net Unit Settlement over and above the Warrant Units and other Capital Stock of the Partnership, if any, issuable upon such exercise on the basis of the Exercise Price and (ii) paying to such Holder any amount in cash in lieu of a fractional unit pursuant to Section 6.02 hereof or pursuant to a Net Cash Settlement; provided that the Partnership shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional Warrant Units, other Capital Stock and cash upon the occurrence of the event requiring such adjustment.

(g) Form of Warrants. Irrespective of any adjustments in the Exercise Price or the number or kind of units purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of units as are stated in the Warrants initially issuable pursuant to this Agreement.

Section 6.02 Fractional Interests. The Partnership shall not issue fractional Warrant Units or scrip representing fractional units on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder and the Partnership makes a Net Unit Settlement Election, the number of full Warrant Units which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Units issuable on exercise of the Warrants so presented. If any fraction of a Warrant Unit would, except for the provisions of this Section 6.02, be issuable on the exercise of any Warrants (or specified portion thereof), the Partnership shall pay an amount in cash equal to the current Closing Sale Price per Warrant Unit, as determined on the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole U.S. cent.

Section 6.03 Notices to Warrantholders. (a) Upon any adjustment of the Exercise Price pursuant to Section 6.01 hereof, the Partnership shall promptly thereafter (i) cause to be filed with the Warrant Agent a certificate of the Chief Financial Officer of the General Partner setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Units (or portion thereof) or other securities or property issuable after such adjustment in the Exercise Price, upon exercise of a Warrant, which certificate shall be a rebuttable presumption of the correctness of the matters set forth therein, and (ii) cause to be given to each of the Holders written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 6.03. Until such certificate is received by the Warrant Agent, the Warrant Agent may presume conclusively for all purposes that no such adjustments have been made, and the Warrant Agent shall have no duty or obligation to investigate or confirm whether any of the Partnership’s determinations are accurate or correct.

(b) In case:

(i) the Partnership shall authorize the issuance to all holders of Common Units of rights, options or warrants to subscribe for or purchase Common Units or of any other subscription rights or warrants;

(ii) the Partnership shall authorize the distribution to all holders of Common Units of evidences of its indebtedness or assets (other than dividends or distributions referred to in Section 6.01(a) hereof);

(iii) of any reclassification or change of Common Units issuable upon exercise of the Warrants, or a tender offer or exchange offer for Common Units by the Partnership;

(iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Partnership; or

(v) the Partnership proposes to take any action which would require an adjustment of the Exercise Price pursuant to Section 6.01 hereof;

then the Partnership shall cause to be filed with the Warrant Agent and shall cause to be given to each of the Holders, at least 10 days prior to any applicable record date, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (x) the date as of which the holders of record of Common Units to be entitled to receive any such rights, options, warrants or distribution are to be determined, (y) the initial expiration date set forth in any tender offer or exchange offer for Common Units, or (z) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of Common Units shall be entitled to exchange such units for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 6.03 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action. Until such written notice is received by the Warrant Agent, the Warrant Agent may presume conclusively for all purposes that no such events have occurred.

Section 6.04 No Rights As Unitholders. Nothing contained in this Agreement or the Warrants shall be construed as conferring upon the holders of Warrants the right to vote or to consent or to receive notice as unitholders in respect of the meetings of unitholders or any other matter, or any rights whatsoever, including the right to receive dividends, as unitholders of the Partnership, or the right to share in the assets of the Partnership in the event of its liquidation, dissolution or winding up, except in respect of Common Units received following exercise of Warrants. In addition, nothing contained in this Agreement or the Warrants shall be construed as imposing any liabilities on the Holder as a unitholder of the Partnership, whether such liabilities are asserted by the Partnership or by creditors of the Partnership.

ARTICLE 7.

WARRANT AGENT

Section 7.01 Warrant Agent. The Warrant Agent undertakes the express duties and obligations imposed by this Agreement upon the following terms and conditions (and no duties or obligations shall be inferred), by all of which the Partnership and the holders of Warrants, by their acceptance thereof, shall be bound:

(a) The statements and recitals contained herein and in the Warrants shall be taken as statements of the Partnership and the Warrant Agent assumes no responsibility and shall not be liable for the correctness of any of the same except for factual statements describing the organization of the Warrant Agent. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise expressly provided.

(b) The Warrant Agent has no duty to determine when an adjustment under Article 6 should be made, how it should be made or what it should be. Nor shall the Warrant Agent have any obligation hereunder to determine whether an adjustment event has occurred. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall have no obligation under this Agreement to calculate, confirm, investigate or verify the accuracy of the correctness of, the number of Warrant Units issuable in connection with any exercise hereunder. The Warrant Agent shall not be responsible for the Partnership’s failure to comply with Article 6. Until the Warrant Agent receives written notice of an adjustment under Article 6 the Warrant Agent may presume conclusively for all purposes that no such adjustments have been or should be made, and the Warrant Agent shall have no duty or obligation to investigate or confirm whether any of the Partnership’s determinations are accurate or correct.

(c) The Warrant Agent shall not be accountable with respect to (i) the validity, value, kind or amount of any Warrant Units, securities or property which may be issued or delivered at any time upon the exercise of any Warrant or (ii) whether any such Warrant Units or other securities will, when issued, be validly issued, fully paid and nonassessable; and in each case, makes no representation with respect thereto.

(d) The Warrant Agent shall not be responsible for any failure of the Partnership to comply with any of the covenants contained in this Agreement or in the Warrants.

(e) The Warrant Agent may rely on, and will be held harmless, indemnified and protected and shall incur no liability in acting or refraining from acting, upon any resolution, certificate, statement, instrument, instruction, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document from the Partnership with respect to any matter relating to its acting as Warrant Agent hereunder believed by it to be genuine and to have been signed or presented by the proper Person. The Warrant Agent need not investigate any fact or matter stated in the document. The Warrant Agent, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(f) The Warrant Agent may consult with legal counsel, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection to the Warrant Agent and the Warrant Agent will incur no liability for or in respect of any action taken, suffered or omitted by it hereunder in the absence of bad faith (as determined by a final judgment of a court of competent jurisdiction) in reliance thereon.

(g) The Warrant Agent may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent absent gross negligence or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction) in the appointment of such agent.

(h) The Warrant Agent shall act hereunder solely as agent for the Partnership, and its duties shall be determined solely by the express provisions hereof (and no duties or obligations shall be inferred or implied).

(i) The Warrant Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any Holder of Warrants with respect to any action or default by the Partnership, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Partnership.

(j) The Warrant Agent shall not be obligated to (i) expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers or (ii) take any action that it believes would expose or subject it to expense or liability or to a risk of incurring expense or liability.

(k) The Warrant Agent shall not be liable or responsible for any failure of the Partnership to comply with any of its obligations relating to any registration statement filed with the Securities and Exchange Commission or this Agreement, including obligations under applicable regulation or law.

(l) The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Partnership of any Warrants authenticated by the Warrant Agent and delivered by it to the Partnership pursuant to this Agreement or for the application by the Partnership of the proceeds of the issue and sale, or exercise, of the Warrants.

(m) The Warrant Agent shall not assume any obligations or relationship of agency or trust with any of the owners or holders of the Warrants.

(n) The Warrant Agent may rely on and be fully authorized and protected in acting or failing to act upon (i) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (ii) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed.

(o) In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, the Warrant Agent, may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Partnership, the holder of any Warrant certificate or any other person or entity for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Partnership which eliminates such ambiguity or uncertainty to the reasonable satisfaction of the Warrant Agent.

(p) The provisions of this Section 7.01, Section 7.02 and Section 7.03 will survive the termination of this Agreement, the exercise or expiration of the Warrants and the resignation, replacement or removal of the Warrant Agent.

Section 7.02 Compensation; Indemnity; Limitation on Liability. (a) The Partnership will pay the Warrant Agent compensation for all services rendered by it hereunder as agreed upon in writing for its services. The Partnership will reimburse the Warrant Agent upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Warrant Agent in the exercise and performance of its duties hereunder. Such expenses shall include the reasonable compensation and expenses of the Warrant Agent’s agents and counsel.

(b) The Partnership will indemnify the Warrant Agent and is affiliates, directors, employees, representatives, agents and advisors for, and hold them harmless against, any loss, liability, suit, action, proceeding, damage, judgment, fine, penalty, claim, demand, settlement or expense (including the reasonable fees and expenses of legal counsel) (“Losses”) incurred for anything done or omitted to be done by the Warrant Agent in connection with the acceptance, administration of, exercise and performance of its duties under this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly; provided, however, that no such person shall be entitled to be so indemnified, to the extent such Losses was caused by its own gross negligence or willful misconduct, each as determined by a final judgment of a court of competent jurisdiction. The reasonable costs and expenses incurred in enforcing this right of indemnification will be paid by the Partnership if the Warrant Agent is entitled to indemnification by the Partnership pursuant to this Agreement. The Warrant Agent shall notify the Partnership promptly of any claim for which it may seek indemnity. Failure by the Warrant Agent to so notify the Partnership shall not relieve the Partnership of its obligations hereunder.

(c) Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Partnership to Warrant Agent as fees, but not including reimbursable expenses.

(d) Notwithstanding anything in this Agreement to the contrary, in no event will the Warrant Agent be liable for special, punitive, indirect, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The Warrant Agent will not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Warrant Agent will be fully protected and will incur no liability for failing to take any action in connection therewith unless and until it has received such notice.

Section 7.03 Individual Rights Of Warrant Agent. The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Partnership or become pecuniarily interested in any transaction in which the Partnership may be interested, or contract with or lend money to the Partnership or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Partnership or for any other legal entity. An Agent may do the same with like rights.

Section 7.04 Replacement of Warrant Agent. (a) The Warrant Agent

(i) may resign and be discharged from its duties under this Agreement at any time by not less than 30 days’ written notice to the Partnership (pursuant to Section 8.02),

(ii) may be removed at any time by the Partnership by 30 days’ written notice to the Warrant Agent (and the Partnership will give such written notice of removal to the Warrant Agent within 30 days following receipt of a written request to remove the Warrant Agent from Holders of a majority of the outstanding Warrants);

(iii) shall, if no longer eligible under Section 7.06, be subject to removal upon the request of any Holder to the Partnership, and

(iv) may be removed by the Partnership if: (A) the Warrant Agent is no longer eligible under Section 7.06; (B) the Warrant Agent is adjudged a bankrupt or an insolvent; (C) a receiver or other public officer takes charge of the Warrant Agent or its property; or (D) the Warrant Agent becomes incapable of acting.

In the event the transfer agency relationship in effect between the Partnership and the Warrant Agent terminates, the Warrant Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination.

(b) If the Warrant Agent resigns or is removed, or if a vacancy exists in the office of Warrant Agent for any reason, the Partnership will promptly appoint a successor Warrant Agent. If the Warrant Agent has been removed by the Partnership at the request of Holders of a majority of the outstanding Warrants, the Partnership will promptly appoint a successor Warrant Agent chosen by the Holders of a majority of the Warrants, with the consent of the Partnership. If the successor Warrant Agent does not deliver its written acceptance within 30 days after the retiring Warrant Agent resigns or is removed, the retiring Warrant Agent, the Partnership or the Holders of a majority of the outstanding Warrants may petition any court of competent jurisdiction for the appointment of a successor Warrant Agent.

(c) Upon delivery by the successor Warrant Agent of a written acceptance of its appointment to the retiring Warrant Agent and to the Partnership, (i) the retiring Warrant Agent will transfer all property held by it as Warrant Agent to the successor Warrant Agent, (ii) the resignation or removal of the retiring Warrant Agent will become effective, and (iii) the successor Warrant Agent will have all the rights, powers and duties of the Warrant Agent under this Agreement. Upon request of any successor Warrant Agent, the Partnership will execute any and all instruments for fully and vesting in and confirming to the successor Warrant Agent all such rights and powers. The Partnership will give notice of any resignation and any removal of the Warrant Agent, and the transfer agent, as the case may be, and each appointment of a successor Warrant Agent to all Holders, and include in the notice the name of the successor Warrant Agent and the address of its Corporate Trust Office.

(d) Notwithstanding replacement of the Warrant Agent pursuant to this Section, the Partnership’s obligations under Section 7.02 will continue for the benefit of the retiring Warrant Agent.

Section 7.05 Successor Warrant Agent By Merger. (a) Subject to compliance with Section 7.06, if the Warrant Agent consolidates with, merges or converts into, or transfers all or substantially all of its shareholder services business to, another Person or national banking association, the resulting, surviving or transferee Person or national banking association without any further act will be the successor Warrant Agent with the same effect as if the successor Warrant Agent had been named as the Warrant Agent in this Agreement.

(b) If, at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrants have been countersigned but not delivered, the successor Warrant Agent may adopt the countersignature of the original Warrant Agent; and if any of the Warrants shall not have been countersigned, the successor Warrant Agent may countersign such Warrants, and in all such cases such Warrants shall have the full force and effect provided in the Warrants and in this Agreement.

Section 7.06 Eligibility. This Agreement must always have a Warrant Agent that has a capital and surplus of at least $50,000,000 (individually or combined with Affiliates) as set forth in its most recent published annual report of condition.

Section 7.07 Holder Lists. The Warrant Agent shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Warrant Agent is not the Registrar, the Partnership shall promptly furnish to the Warrant Agent at such times as the Warrant Agent may request in writing, a list in such form and as of such date as the Warrant Agent may reasonably require of the names and addresses of the Holders.

ARTICLE 8.

MISCELLANEOUS

Section 8.01 Warrantholder Actions. (a) Any notice, consent to amendment, supplement or waiver provided by this Agreement to be given by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Warrant Agent.

(b) Any act by the Holder of any Warrant binds that Holder and every subsequent Holder of a Warrant certificate that evidences the same Warrant of the acting Holder, even if no notation thereof appears on the Warrant certificate. Subject to paragraph (c), a Holder may revoke an act as to its Warrants, but only if the Warrant Agent receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(c) The Partnership may, but is not obligated to, fix a record date for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date, unless an earlier date is required by the Partnership Agreement.

Section 8.02 Notices. (a) Any notice or communication by the Partnership, on the one hand, or the Warrant Agent, on the other hand, to the other is duly given if in writing (i) when delivered in person, (ii) five days after mailing when mailed by first class mail, postage prepaid, (iii) by overnight delivery by a nationally recognized courier service, (iv) via email or (v) when sent by facsimile transmission, with transmission confirmed. In each case the notice or communication should be addressed as follows:

if to the Partnership:

Teekay Offshore Partners L.P.

4th Floor, Belvedere Building

69 Pitts Bay Road

Hamilton HM 08, Bermuda

Attention: Corporate Secretary

Facsimile: (441) 292-3931

with a copy to (which shall not constitute notice):

Perkins Coie LLP

1120 N.W. Couch Street, 10th Floor

Portland, Oregon 97209-4128

Attention: David Matheson

Facsimile: (503) 346-2008

if to the Warrant Agent:

Computershare Inc.,

Computershare Trust Company, N.A.

250 Royall Street, Canton MA 02021

Attention: Scott Travis, Relationship Manager

Facsimile: (781) 575-2001

Email: Scott.Travis@computershare.com

The Partnership or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail. Copies of any notice or communication to a Holder, if given by the Partnership, will be mailed to the Warrant Agent at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders. The notice or communication should be addressed as follows:

if to a Purchaser:

To the respective address listed on Schedule A to the Purchase Agreement with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

600 Travis St., Suite 3300

Houston, Texas 77002

Attention: Matthew R. Pacey

Facsimile: (713) 835-3601

Email: matt.pacey@kirkland.com

(c) Where this Agreement provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Warrant Agent, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

Section 8.03 Supplements and Amendments. (a) The Partnership and the Warrant Agent may amend or supplement this Agreement or the Warrants without notice to or the consent of any Holder

(i) to cure any ambiguity, omission, inconsistency or mistake in this Agreement or the Warrants in a manner that is not inconsistent with the provisions of this Agreement and that does not adversely affect the rights, preferences and privileges of the Warrants or any Holder;

(ii) to evidence and provide for the acceptance of an appointment hereunder by a successor Warrant Agent; or

(iii) to make any other change that does not adversely affect the rights of any Holder.

(b) Except as otherwise provided in paragraphs (a) or (c), this Agreement and the Warrants may be amended only by means of a written amendment signed by the Partnership, the Warrant Agent and the Holders of 66 2/3% of the outstanding Warrants; provided, however, that any such amendment, modification or supplement to, this Agreement that would materially and adversely affect the economic terms of the Warrants of any Holder shall require the affirmative vote or consent of the holders of at least 80% of the outstanding Warrants. Any amendment or modification of or supplement to this Agreement or the Warrants, any waiver of any provision of this Agreement, and any consent to any departure by the Partnership or any Purchaser from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which such amendment, supplement, modification, waiver or consent has been made or given. In addition, any term of a specific Warrant may be amended or waived with the written consent of the Partnership and the Holder of such Warrant.

(c) Notwithstanding the provisions of paragraph (b), without the consent of each Holder affected, an amendment or waiver may not:

(i) increase the Exercise Price;

(ii) reduce the term of the Warrants;

(iii) make a material and adverse change that does not equally affect all Warrants; or

(iv) decrease the number of Common Units, cash or other securities or property issuable upon exercise of the Warrants,

except, in each case, for adjustments expressly provided for in this Agreement.

(d) It is not necessary for Holders to approve the particular form of any proposed amendment, supplement or waiver if their consent approves the substance thereof.

(e) Subject to Section 8.03(h), an amendment, supplement or waiver under this Section will become effective on receipt by the Warrant Agent of written consents from the Holders of the requisite percentage of the outstanding Warrants. After an amendment, supplement or waiver under this Section becomes effective, the Partnership will send to the Holders affected thereby a notice describing the amendment, supplement or waiver in reasonable detail. Any failure of the Partnership to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

(f) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Warrant with respect to which consent was granted.

(g) If an amendment, supplement or waiver changes the terms of a Warrant, the Partnership or the Warrant Agent may require the Holder to deliver it to the Warrant Agent so that the Warrant Agent may place an appropriate notation of the changed terms on the Warrant and return it to the Holder, or exchange it for a new Warrant that reflects the changed terms. The Warrant Agent may also place an appropriate notation on any Warrant thereafter countersigned. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Warrants in this fashion.

(h) The Warrant Agent is entitled to receive, and will be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Section is authorized or permitted by this Agreement. If the Warrant Agent has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights, duties and immunities of the Warrant Agent. The Warrant Agent may, but is not obligated to, execute any amendment, supplement or waiver that affects the Warrant Agent’s own rights, duties or immunities under this Agreement.

Section 8.04 Governing Law. This Agreement and the Warrants shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of New York, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 8.05 No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret another agreement of the Partnership, and no such agreement may be used to interpret this Agreement.

Section 8.06 Successors and Assigns. All agreements of the Partnership in this Agreement and the Warrants will bind its successors and assigns. All agreements of the Warrant Agent in this Agreement will bind its successors and assigns. Subject to the transfer conditions referred to in any legend in effect as set forth herein and Sections 3.08 and 3.09, each Holder may freely assign its Warrants and its rights under this Agreement, in whole or in part, to any Person.

Section 8.07 Duplicate Originals. The parties may sign any number of copies of this Agreement. Each signed copy shall be deemed an original, but all of them together represent the same agreement. A signature to this agreement executed/transmitted electronically will have the same authority, effect and enforceability as an original signature.

Section 8.08 Separability. In case any provision in this Agreement or in the Warrants is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 8.09 Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement and in no way modify or restrict any of the terms and provisions of this Agreement.

Section 8.10 Benefits Of This Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Partnership, the Warrant Agent and the registered holders of Warrants any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Partnership, the Warrant Agent and the registered holders of Warrants.

Section 8.11 Good Faith Determinations. Notwithstanding anything to the contrary herein, whenever the Board of Directors is permitted or required to determine fair market value, such determination shall be made in good faith. The Warrant Agent is entitled always to assume the Board of Directors acted in good faith and shall be fully protected and incur no liability in reliance thereon.

Section 8.12 Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that, other than as set forth herein, no Person other than the Warrant Agent, the Holders, their respective permitted assignees and the Partnership shall have any obligation hereunder and that, notwithstanding that one or more of such Persons may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or their respective permitted assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or any of their respective assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of such Persons or their respective permitted assignees under this Agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligation or its creation, except, in each case, for any assignee of any Holder hereunder.

Section 8.13 Bank Accounts. All funds received by Computershare under this Agreement that are to be distributed or applied by Computershare in the performance of services (the “Funds”) shall be held by Computershare as agent for the Partnership and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Partnership. Until paid pursuant to the terms of this Agreement, Computershare will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by Computershare in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits. Computershare shall not be obligated to pay such interest, dividends or earnings to the Partnership, any holder or any other party.

Section 8.14 Further Assurances. The Partnership shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

Section 8.15 Confidentiality. The Warrant Agent and the Partnership agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public warrant holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services agreed upon by the parties hereto shall remain confidential, and shall not be voluntarily disclosed to any other Person, except as may be required by law, including pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

Section 8.16 Force Majeure. Notwithstanding anything to the contrary contained herein, the Warrant Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

TEEKAY OFFSHORE PARTNERS L.P.

By:	Teekay Offshore GP L.L.C.,
its general partner

By:	/s/ Peter Evensen
Name: Peter Evensen
Title: Chief Executive Officer and
Chief Financial Officer

COMPUTERSHARE INC.,
as Warrant Agent

By:	/s/ Thomas Borbely
Name: Thomas Borbely
Title: Manager, Corporate Actions

COMPUTERSHARE TRUST COMPANY, N.A., as Warrant Agent

By:	/s/ Thomas Borbely
Name: Thomas Borbely
Title: Manager, Corporate Actions

EXHIBIT A

[Face of Series A Warrant Certificate]

[Insert appropriate legend]

No.	Warrants

Series A Warrant Certificate

This Series A Warrant Certificate certifies that                         or its registered assigns, is the registered holder of Series A Warrants (the “Warrants”), exercisable for, at the option of Teekay Offshore Partners L.P., a Marshall Islands limited partnership (the “Partnership”), either common units representing limited partnership interests in the Partnership (the “Common Units”) or cash. This Series A Warrant Certificate is exercisable for [    ] Common Units (the “Exercise Units”). Each Warrant entitles the registered holder upon exercise at any time from 9:00 a.m. on December 29, 2016 until 5:00 p.m., New York City time, on June 29, 2023 (the “Expiration Time”), to receive from the Partnership either (i) an amount of fully paid and nonassessable Common Units (the “Warrant Units”) at an initial exercise price (the “Exercise Price”) of four dollars and fifty-five cents ($4.55) (as such price may be adjusted as provided in the Warrant Agreement) pursuant to a Net Unit Settlement, subject to the conditions and terms set forth herein and in the Warrant Agreement referred to on the reverse hereof or (ii) cash, pursuant to a Net Cash Settlement, subject to the conditions and terms set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and the number of Warrant Units issuable and the cash payable upon a Net Cash Settlement upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Reference is hereby made to the further provisions of this Series A Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Partnership has caused this Series A Warrant Certificate to be signed below by its duly authorized officer.

Dated: June 29, 2016

TEEKAY OFFSHORE PARTNERS L.P.

By:	Teekay Offshore GP L.L.C.,
its general partner

By:

Name:
Title:

Countersigned on June 29, 2016:

COMPUTERSHARE INC.

as Warrant Agent

By:
Authorized Signatory

COMPUTERSHARE TRUST COMPANY, N.A.,

as Warrant Agent

By:
Authorized Signatory

TEEKAY OFFSHORE PARTNERS L.P.

[Reverse of Series A Warrant Certificate]

1. Warrant Agreement

The Warrants evidenced by this Series A Warrant Certificate are part of a duly authorized issue of Warrants issued or to be issued pursuant to a Warrant Agreement dated as of June 29, 2016 (the “Warrant Agreement”), between the Partnership and Computershare Inc., a Delaware corporation and its subsidiary Computershare Trust Company, N.A., a federally chartered trust company, collectively, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Partnership and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants. To the extent permitted by law, in the event of an inconsistency or conflict between the terms of this Warrant and the Warrant Agreement, the terms of the Warrant Agreement will prevail.

2. Exercise

Warrants may be exercised at any time on or after December 29, 2016 and on or before the Expiration Time; provided that holders shall be able to exercise their Warrants only if the exercise of such Warrants is exempt from, or in compliance with, the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Warrants or other persons to whom it is proposed that any Warrant Units be issued on exercise of the Warrants reside (any exercise that would not, in the opinion of the Partnership upon advice of counsel, qualify for exemption from the registration requirements of the Securities Act will be effected as an exchange of the Warrants for Warrant Units as provided in the Warrant Agreement).

In order to exercise all or any of the Warrants represented by this Series A Warrant Certificate, the holder must deliver to the Partnership this Series A Warrant Certificate and the form of election to exercise on the reverse hereof duly completed, which signature shall be medallion guaranteed by an institution which is a member of a Securities Transfer Association recognized signature guarantee program.

The exercise of Warrants is subject to certain restrictions on exercise (including a minimum number of Warrants being exercised in a partial exercise of Warrants) as described in the Warrant Agreement.

The Partnership pursuant to the terms of the Warrant Agreement will elect to have the Warrants which are exercised net settled in cash or net settled in Common Units as provided in the Warrant Agreement. No Warrant may be exercised after the Expiration Time, and to the extent not exercised by such time the Warrants shall become void.

3. Adjustments

The Warrant Agreement provides that, upon the occurrence of certain events, the Exercise Price and, if applicable, the number of Common Units issuable upon the exercise of each Warrant shall be adjusted.

4. No Fractional Units

No fractions of Common Units will be issued upon the exercise of any Warrant, but the Partnership will pay the cash value thereof determined as provided in the Warrant Agreement.

5. Registered Form; Transfer and Exchange

The Warrants have been issued in registered form. Warrant Certificates, when surrendered at the office of the Registrar by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge (except as specified in the Warrant Agreement), for another Warrant Certificate or Warrant Certificate of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Registrar a new Warrant Certificate or Warrant Certificate of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Partnership and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Partnership nor the Warrant Agent shall be affected by any notice to the contrary. This Warrant Certificate does not entitle any holder hereof to any rights of a unitholder of the Partnership.

6. Countersignature

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

7. Governing Law; Jurisdiction

This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York without regard to principles of conflicts of laws. The Partnership and the Holder of this Warrant each hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating solely to this Warrant or the transactions contemplated hereby, to the non-exclusive jurisdiction of the courts of the state of New York and the Federal courts of the United States of America located within the State of New York, and appellate courts thereof;

(ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in the Register or at such other address of which the other party shall have been notified pursuant thereto;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

(v) agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(vi) agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Warrant Certificate, to the extent permitted by law; and

(vii) IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT AND THE WARRANT ISSUED.

A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Partnership.

[Form of Exercise Notice]

(To Be Executed Upon Exercise Of Series A Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate for                     Common Units to be net unit settled pursuant to the Net Unit Settlement procedures set forth in the Warrant Agreement or net cash settled pursuant to the Net Cash Settlement procedures set forth in the Warrant Agreement, wherein in the latter case, cash in lieu of Common Units would be delivered to the Holder in lieu of delivering Common Units in accordance with terms of the Warrant Agreement.

In the case of a Net Unit Settlement, the undersigned requests that a certificate for such units be registered in the name of                     , whose address is                     and that such units be delivered to                     , whose address is                     . If said number of units is less than all of the Common Units issuable hereunder, the undersigned requests that a new Warrant representing the remaining balance of such units be registered in the name of                     , whose address is                     , and that such Warrant be delivered to                     , whose address is                     .

If the undersigned receives Warrant Units pursuant to a Net Unit Settlement and such Warrant Units have not been registered pursuant to a registration statement that has been declared effective under the Securities Act, the undersigned represents and warrants that (x) it is a qualified institutional buyer (as defined in Rule 144A) and is receiving the Warrant Units for its own account or for the account of another qualified institutional buyer, and it is aware that the Partnership is issuing the Warrant Units to it in reliance on Rule 144A; (y) it is an “accredited investor” within the meaning of Rule 501 under the Securities Act; or (z) it is receiving the Warrant Units pursuant to another available exemption from the registration requirements of the Securities Act. Prior to receiving Warrant Units pursuant to clause (x) above, the Partnership and the Warrant Agent may request a certificate substantially in the form of Exhibit D to the Warrant Agreement and/or an opinion of counsel. Prior to receiving Warrant Units pursuant to clause (y) above, the Partnership may request a certificate substantially in the form of Exhibit E to the Warrant Agreement and/or an opinion of counsel. Prior to receiving Warrant Units pursuant to clause (z) above the Warrant Agent may request appropriate certificates and/or an opinion of counsel.

The undersigned understands that, upon exercise of this Warrant, the Partnership may elect to have the Warrants which are exercised settled either net unit settled pursuant to the Net Unit Settlement procedures set forth in the Warrant Agreement or net cash settled pursuant to the Net Cash Settlement procedures set forth in the Warrant Agreement, wherein in the latter case, cash in lieu of Common Units would be delivered to the Holder in lieu of delivering Common Units in accordance with terms of the Warrant Agreement.

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

[Signature Guaranteed]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto                                                                                       (the “Assignee”).

            (Please type or print block letters)

(Please print or typewrite name and address including zip code of assignee)

the within Warrant and all rights thereunder (the “Securities”), hereby irrevocably constituting and appointing attorney to transfer said Warrant Certificate on the books of the Partnership with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Warrant Certificate occurring prior to the removal of the Restricted Legend, the undersigned confirms (i) the understanding that the Securities have not been registered under the Securities Act of 1933, as amended; (ii) that such transfer is made without utilizing any general solicitation or general advertising; and (iii) further as follows:

Check One

☐ (1) This Warrant Certificate is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit E to the Warrant Agreement is being furnished herewith.

or

☐ (2) This Warrant Certificate is being transferred other than in accordance with (1) above and documents are being furnished which comply with the conditions of transfer set forth in this Warrant and the Warrant Agreement.

If none of the foregoing boxes is checked, the Warrant Agent is not obligated to register this Warrant in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Warrant Agreement have been satisfied.

Date:

Seller

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

[Signature Guaranteed]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

[Face of Series B Warrant Certificate]

[Insert appropriate legend]

No.	Warrants

Series B Warrant Certificate

This Series B Warrant Certificate certifies that                     or its registered assigns, is the registered holder of Series B Warrants (the “Warrants”), exercisable for, at the option of Teekay Offshore Partners L.P., a Marshall Islands limited partnership (the “Partnership”), either common units representing limited partnership interests in the Partnership (the “Common Units”), or cash. This Series B Warrant Certificate is exercisable for [    ] Common Units (the “Exercise Units”). Each Warrant entitles the registered holder upon exercise at any time from 9:00 a.m. on December 29, 2016 until 5:00 p.m., New York City time, on June 29, 2023 (the “Expiration Time”), to receive from the Partnership either (i) an amount of fully paid and nonassessable Common Units (the “Warrant Units”) at an initial exercise price (the “Exercise Price”) of six dollars and five cents ($6.05) (as such price may be adjusted as provided in the Warrant Agreement) pursuant to a Net Unit Settlement, subject to the conditions and terms set forth herein and in the Warrant Agreement referred to on the reverse hereof or (ii) cash, pursuant to a Net Cash Settlement, subject to the conditions and terms set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and the number of Warrant Units issuable and the cash payable upon a Net Cash Settlement upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Reference is hereby made to the further provisions of this Series B Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Partnership has caused this Series B Warrant Certificate to be signed below by its duly authorized officer.

Dated: June 29, 2016

TEEKAY OFFSHORE PARTNERS L.P.

By:	Teekay Offshore GP L.L.C.,
its general partner

By:

Name:
Title:

Countersigned on June 29, 2016:

COMPUTERSHARE INC.

as Warrant Agent

By:
Authorized Signatory

COMPUTERSHARE TRUST COMPANY, N.A.,

as Warrant Agent

By:
Authorized Signatory

TEEKAY OFFSHORE PARTNERS L.P.

[Reverse of Series B Warrant Certificate]

1. Warrant Agreement

The Warrants evidenced by this Series B Warrant Certificate are part of a duly authorized issue of Warrants issued or to be issued pursuant to a Warrant Agreement dated as of June 29, 2016 (the “Warrant Agreement”), between the Partnership and Computershare Inc., a Delaware corporation and its subsidiary Computershare Trust Company, N.A., a federally chartered trust company, collectively, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Partnership and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants. To the extent permitted by law, in the event of an inconsistency or conflict between the terms of this Warrant and the Warrant Agreement, the terms of the Warrant Agreement will prevail.

2. Exercise

Warrants may be exercised at any time on or after December 29, 2016 and on or before the Expiration Time; provided that holders shall be able to exercise their Warrants only if the exercise of such Warrants is exempt from, or in compliance with, the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Warrants or other persons to whom it is proposed that any Warrant Units be issued on exercise of the Warrants reside (any exercise that would not, in the opinion of the Partnership upon advice of counsel, qualify for exemption from the registration requirements of the Securities Act will be effected as an exchange of the Warrants for Warrant Units as provided in the Warrant Agreement).

In order to exercise all or any of the Warrants represented by this Series B Warrant Certificate, the holder must deliver to the Partnership this Series B Warrant Certificate and the form of election to exercise on the reverse hereof duly completed, which signature shall be medallion guaranteed by an institution which is a member of a Securities Transfer Association recognized signature guarantee program.

The exercise of Warrants is subject to certain restrictions on exercise (including a minimum number of Warrants being exercised in a partial exercise of Warrants) as described in the Warrant Agreement.

The Partnership pursuant to the terms of the Warrant Agreement will elect to have the Warrants which are exercised net settled in cash or net settled in Common Units as provided in the Warrant Agreement. No Warrant may be exercised after the Expiration Time, and to the extent not exercised by such time the Warrants shall become void.

3. Adjustments

The Warrant Agreement provides that, upon the occurrence of certain events, the Exercise Price and, if applicable, the number of Common Units issuable upon the exercise of each Warrant shall be adjusted.

4. No Fractional Units

No fractions of Common Units will be issued upon the exercise of any Warrant, but the Partnership will pay the cash value thereof determined as provided in the Warrant Agreement.

5. Registered Form; Transfer and Exchange

The Warrants have been issued in registered form. Warrant Certificates, when surrendered at the office of the Registrar by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge (except as specified in the Warrant Agreement), for another Warrant Certificate or Warrant Certificate of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Registrar a new Warrant Certificate or Warrant Certificate of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Partnership and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Partnership nor the Warrant Agent shall be affected by any notice to the contrary. This Warrant Certificate does not entitle any holder hereof to any rights of a unitholder of the Partnership.

6. Countersignature

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

7. Governing Law; Jurisdiction

This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York without regard to principles of conflicts of laws. The Partnership and the Holder of this Warrant each hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating solely to this Warrant or the transactions contemplated hereby, to the non-exclusive jurisdiction of the courts of the state of New York and the Federal courts of the United States of America located within the State of New York, and appellate courts thereof;

(ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in the Register or at such other address of which the other party shall have been notified pursuant thereto;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

(v) agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(vi) agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Warrant Certificate, to the extent permitted by law; and

(vii) IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT AND THE WARRANT ISSUED.

A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Partnership.

[Form of Exercise Notice]

(To Be Executed Upon Exercise Of Series B Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate for                     Common Units to be net unit settled pursuant to the Net Unit Settlement procedures set forth in the Warrant Agreement or net cash settled pursuant to the Net Cash Settlement procedures set forth in the Warrant Agreement, wherein in the latter case, cash in lieu of Common Units would be delivered to the Holder in lieu of delivering Common Units in accordance with terms of the Warrant Agreement.

In the case of Net Unit Settlement, the undersigned requests that a certificate for such units be registered in the name of                     , whose address is                    and that such units be delivered to                     , whose address is                     . If said number of units is less than all of the Common Units issuable hereunder, the undersigned requests that a new Warrant representing the remaining balance of such units be registered in the name of                     , whose address is                     , and that such Warrant be delivered to                     , whose address is                     .

If the undersigned receives Warrant Units pursuant to a Net Unit Settlement and such Warrant Units have not been registered pursuant to a registration statement that has been declared effective under the Securities Act, the undersigned represents and warrants that (x) it is a qualified institutional buyer (as defined in Rule 144A) and is receiving the Warrant Units for its own account or for the account of another qualified institutional buyer, and it is aware that the Partnership is issuing the Warrant Units to it in reliance on Rule 144A; (y) it is an “accredited investor” within the meaning of Rule 501 under the Securities Act; or (z) it is receiving the Warrant Units pursuant to another available exemption from the registration requirements of the Securities Act. Prior to receiving Warrant Units pursuant to clause (x) above, the Partnership and the Warrant Agent may request a certificate substantially in the form of Exhibit D to the Warrant Agreement and/or an opinion of counsel. Prior to receiving of Warrant Units pursuant to clause (y) above, the Partnership may request a certificate substantially in the form of Exhibit E and/or an opinion of counsel. Prior to receiving Warrant Units pursuant to clause (z) above the Warrant Agent may request appropriate certificates and/or an opinion of counsel.

The undersigned understands that, upon exercise of this Warrant, the Partnership may elect to have the Warrants which are exercised settled either net unit settled pursuant to the Net Unit Settlement procedures set forth in the Warrant Agreement or net cash settled pursuant to the Net Cash Settlement procedures set forth in the Warrant Agreement, wherein in the latter case, cash in lieu of Common Units would be delivered to the Holder in lieu of delivering Common Units in accordance with terms of the Warrant Agreement.

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

[Signature Guaranteed]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto                                                                                       (the “Assignee”)

            (Please type or print block letters)

(Please print or typewrite name and address including zip code of assignee)

the within Warrant and all rights thereunder (the “Securities”), hereby irrevocably constituting and appointing attorney to transfer said Warrant Certificate on the books of the Partnership with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Warrant Certificate occurring prior to the removal of the Restricted Legend, the undersigned confirms (i) the understanding that the Securities have not been registered under the Securities Act of 1933, as amended; (ii) that such transfer is made without utilizing any general solicitation or general advertising; and (iii) further as follows:

Check One

☐    (1)     This Warrant Certificate is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit D to the Warrant Agreement is being furnished herewith.

or

☐    (2)     This Warrant Certificate is being transferred other than in accordance with (1) above and documents are being furnished which comply with the conditions of transfer set forth in this Warrant and the Warrant Agreement.

If none of the foregoing boxes is checked, the Warrant Agent is not obligated to register this Warrant in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Warrant Agreement have been satisfied.

Date:

Seller

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

[Signature Guaranteed]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT C

RESTRICTED LEGEND

THIS WARRANT AND THE UNDERLYING COMMON UNITS THAT MAY BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THIS WARRANT EVIDENCES AND ENTITLES THE REGISTERED HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN THE WARRANT AGREEMENT BETWEEN TEEKAY OFFSHORE PARTNERS L.P., COMPUTERSHARE, INC. AND COMPUTERSHARE TRUST COMPANY, N.A. (OR ANY SUCCESSOR RIGHTS AGENT) DATED AS OF JUNE 29, 2016, AS IT MAY FROM TIME TO TIME BE SUPPLEMENTED OR AMENDED, THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE PARTNERSHIP. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH WARRANT AND THE UNDERLYING COMMON UNITS THAT MAY BE ISSUED UPON ITS EXERCISE, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE PARTNERSHIP OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE PARTNERSHIP’S AND THE WARRANT AGENT’S (INCLUDING ANY SUCCESSOR WARRANT AGENT) RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE WARRANT AGENT, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE WARRANT AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

C-1

EXHIBIT D

Rule 144A Certificate

                    ,

[                    ]

[                    ]

Attention: [•]

Re:

Warrants to acquire either Common Units of Teekay Offshore Partners L.P. or cash (the “Warrants”) Issued under the Warrant Agreement (the “Agreement”) dated as of June 29, 2016 relating to the Warrants

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐ A. Our proposed purchase of             Warrants issued under the Agreement.

☐ B. Our proposed exchange of             Warrants issued under the Agreement for an equal number of Warrants to be held by us.

We and, if applicable, each account for which we are acting, in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of                     , 20    , which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Warrants to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Partnership as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

D-1

You and the Partnership are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:
Date:

D-2

EXHIBIT E

Accredited Investor Certificate

[                    ]

[                    ]

Attention: [•]

Re:

Warrants to acquire either Common Units of Teekay Offshore Partners L.P. or cash (the “Warrants”) Issued under the Warrant Agreement (the “Agreement”) dated as of June 29, 2016 relating to the Warrants

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐ A. Our proposed purchase of             Warrants issued under the Agreement.

☐ B. Our proposed exchange of number of             Warrants issued under the Agreement for an equal number of Warrants to be held by us.

We hereby confirm that:

1. We are an “accredited investor” (an “Accredited Investor”) within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”).

2. Any acquisition of Warrants by us will be for our own account or for the account of one or more other Accredited Investors as to which we exercise sole investment discretion.

3. We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Warrants and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Warrants.

4. We are not acquiring the Warrants with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5. We acknowledge that the Warrants have not been registered under the Securities Act and that the Warrants may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

E-1

We agree for the benefit of the Partnership, on our own behalf and on behalf of each account for which we are acting, that such Warrants may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Partnership or any subsidiary thereof, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) to a person it reasonably believes is a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) to an Accredited Investor that, prior to such transfer, delivers to the Warrant Agent a duly completed and signed certificate (the form of which may be obtained from the Warrant Agent) relating to the restrictions on transfer of the Warrants, or (e) pursuant to any other available exemption from the registration requirements of the Securities Act.

Prior to the registration of any transfer in accordance with (c) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Warrant Agent) must be delivered to the Warrant Agent. Prior to the registration of any transfer in accordance with (d) or (e) above, we acknowledge that the Partnership reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any exemption from the registration requirements of the Securities Act.

We understand that the Warrant Agent will not be required to accept for registration of transfer any Warrants acquired by us, except upon presentation of evidence satisfactory to the Partnership and the Warrant Agent that the foregoing restrictions on transfer have been complied with. We further understand that the Warrants acquired by us will bear a legend reflecting the substance of the preceding paragraph. We further agree to provide to any person acquiring any of the Warrants from us a notice advising such person that resales of the Warrants are restricted as stated herein and that the Warrants will bear a legend to that effect.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

E-2

You and the Partnership are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:
Date:

Upon transfer, the Warrants would be registered in the name of the new beneficial owner as follows:

Taxpayer ID number:

E-3